                                                                    Exhibit 23.3




                            CAHILL GORDON & REINDEL
                                 80 Pine Street
                               New York, NY 10005



                                                                 August 27, 2002




          We hereby consent to the filing of our form of opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to this Registration Statement on Form S-1 and to the use of our name under the headings "Material Tax Considerations" and "Legal Matters" in this Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Commission.


                                                         Respectfully submitted,

                                                     /s/ Cahill Gordon & Reindel

                                                         Cahill Gordon & Reindel